FORM OF AMENDMENT ONE TO SUBADVISORY AGREEMENT

Schedule A of the Subadvisory Agreement between RiverSource Investments, LLC ("RiverSource Investments") and Davis Selected Advisers, L.P. ("Subadviser") dated March 1, 2006 is hereby amended effective April 24, 2006, to add RiverSource Variable Portfolio-Fundamental Value Fund to Schedule A.

         Compensation pursuant to Paragraph 4 of the Subadvisory Agreement shall be calculated in accordance with the following schedule, with respect to assets that are subject to the Subadviser's investment discretion in the following fund:

         For the combined assets of:
         For RiverSource Fundamental Value Fund
             -----------------------------------
         (formerly AXP Partners Fundamental Value Fund), a series of RiverSource Managers Series, Inc. (formerly AXP Partners Series, Inc.) (agreement between the Fund and RiverSource Investments dated March 1, 2006), and

         RiverSource Variable Portfolio-Fundamental Value Fund,
         -----------------------------------------------------
         a series of RiverSource Variable Portfolio-Managers Series, Inc. (formerly AXP Variable Portfolio-Partners Series, Inc.) (agreement between the Fund and RiverSource Investments dated March 1, 2006)

                Average Daily Net Assets*                     Rate
                ----------------------------------------------------
                First $100 million                            0.45bp
                $100 million-$500 million                     0.40bp
                $500 million-$1 billion                       0.30bp
                Over $1 billion                               0.25bp

         *Applies to average daily net assets that are subject to the Subadvisor's investment discretion.

In witness whereof, the parties have caused this Amendment to be executed by their officers designated below.

RIVERSOURCE INVESTMENTS, LLC                DAVIS SELECTED
                                            ADVISERS, L.P.



By:                                         By:
   -------------------                          -----------------
          Signature                                  Signature

        Paula R. Meyer                             Thomas Tays
        Senior Vice President                      Vice President